JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendment thereto) with respect to securities of Moscow CableCom Corp.; and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

         In witness whereof, the undersigned hereby execute this Agreement this 12th day of October, 2006.

MOSKOVSKAYA TELECOMMUNIKATSIONNAYA

CORPORATSIYA

By:   /s/ Aram S. Grigoryan

  /s/ Yuri Pripachkin

Name:  Aram S. Grigoryan

Yuri Pripachkin

Title:  General Director